As filed with the Securities and Exchange Commission on September 13 , 2002
Registration No.

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.

Delaware	94-2838567
(State of Incorporation)	(IRS employer identification no.)
209 Redwood Shores Parkway
Redwood City, CA 94065
(Address of principal executive offices)

2000 Class A Equity Incentive Plan as amended
(Full title of the Plan)

Ruth A. Kennedy
Senior Vice President, General Counsel and Secretary
209 Redwood Shores Parkway
Redwood City, CA 94065
(650) 628-1500
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered		Proposed Maximum Offering Price Per Share		Aggregate Offering Price		Amount of Registration Fee

Class A Common Stock ($0.01 par value)	5,500,000	(1)	$64.215	(2)	$353,182,500	(2)	$32,492.79

The Index to Exhibits appears on sequentially numbered page 5.
(1)	Shares available for issuance under the 2000 Class A Equity Incentive Plan as amended as of August 1, 2002.
(2)
Calculated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices of Registrant’s Class A Common Stock on September 11, 2002.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant’s Form S-8 Registration Statement No. 333-39432 filed on June 16, 2000 and Registrant’s Form S-8 Registration Statement No. 333-67430 filed on September 13, 2001 are hereby incorporated by reference.

ITEM 5.    EXPERTS.

The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.    EXHIBITS

4.01	Registrant’s 2000 Class A Equity Incentive Plan as amended, (the “Plan”) and related documents.

5.01	Opinion of General Counsel regarding legality of the securities being issued.

23.01	Consent of General Counsel (included in Exhibit 5.01).

23.02	Consent of Independent Auditors.

24.01	Power of Attorney (see page 2).

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Warren C. Jenson and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 13th day of September 2002

ELECTRONIC ARTS INC.

By:	/s/ RUTH A. KENNEDY
Ruth A. Kennedy Sr. Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Chief Executive Officer:

/s/ LAWRENCE F. PROBST III Lawrence F. Probst III	Chairman, Board of Directors and Chief Executive Officer	September 13, 2001

Principal Financial Officer:

/s/ WARREN C. JENSON Warren C. Jenson	Exec. Vice President, Chief Financial Officer	September 13, 2001

Principal Accounting Officer:

/s/ DAVID L. CARBONE David L. Carbone	Senior Vice President, Assistant Secretary	September 13, 2001

Directors:

/s/ M. RICHARD ASHER M. Richard Asher	Director	September 13, 2001

/s/ WILLIAM J. BYRON William J. Byron	Director	September 13, 2001

/s/ LEONARD S. COLEMAN Leonard S. Coleman	Director	September 13, 2001

/s/ GARY M. KUSIN Gary M. Kusin	Director	September 13, 2001

/s/ TIMOTHY J. MOTT Timothy J. Mott	Director	September 13, 2001

/ s/ LINDA J. SRERE Linda J. Srere	Director	September 13, 2001

INDEX TO EXHIBITS

Exhibit Number	Description

4.01	Registrant’s 2000 Class A Equity Incentive Plan as amended, (the “Plan”) and related documents.

5.01	Opinion of General Counsel regarding legality of the securities being issued.

23.01	Consent of General Counsel (included in Exhibit 5.01).

23.02	Consent of Independent Auditors.

24.01	Power of Attorney (see page 2).